EXHIBIT 10.2
SECOND AMENDMENT TO THE
COLUMBIA STATE BANK
ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT
(By and Between COLUMBIA STATE BANK and DAVID LAWSON )

This Second Amendment to the Columbia State Bank Endorsement Method Split Dollar Agreement (hereinafter “Second Amendment”) is made and entered into effective as of May 31, 2019, by and between Columbia State Bank (“Bank”) and David Lawson (“Insured"). This Second Amendment hereby amends the June 1, 2013 Columbia State Bank Endorsement Method Split Dollar Agreement by and between the parties (“Agreement”, as amended), as follows:

Paragraph 6A of the Original Agreement shall be deleted in its entirety and shall be replaced with the following:

A. In the event Insured has not yet Separated From Service at the time of death, then, upon Insured’s death, Insured’s Beneficiary(ies) shall be entitled to receive an amount equal to the lesser of the following:

(i)	One Hundred percent (100%) NAR; or

(ii)
Ten (10) times the annual Executive Benefit calculated as would be due under the First Amended and Restated Columbia State Bank Supplemental Executive Retirement Plan Agreement between the parties with an effective date of February 27, 2015 (“SERP Agreement”, as amended), and determined as of the later of Insured’s date of death or the attainment of the Normal Retirement Age. In addition, if Insured dies before attaining the Normal Retirement Age, the Executive Benefit shall reflect an assumed annual Base Salary increase of Three Percent (3%) on each anniversary of Insured’s death until such time as Insured would have attained the Normal Retirement Age. Any capitalized term that is not defined in the Agreement or any amendment thereto shall be defined as in the SERP Agreement.

To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Second Amendment as of the written date.

COLUMBIA STATE BANK

/s/ Clint Stein Date: May 31, 2019
Authorized Bank Officer

/s/ David Lawson Date: May 31, 2019
Insured- Signature